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As filed with the Securities and Exchange Commission on November 12, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ZaZa Energy Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	45-2986089 (I.R.S. Employer Identification No.)

1301 McKinney Street, Suite 2800
Houston, Texas 77010
(713) 595-1900
(Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

Scott Gaille Chief Compliance Officer & General Counsel ZaZa Energy Corporation 1301 McKinney Street, Suite 2800 Houston, Texas 77010 (713) 595-1900	Copies to: J. Mark Metts Sidley Austin LLP 1000 Louisiana, Suite 6000 Houston, Texas 77002 (713) 495-4501
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

         If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum aggregate offering price(1)(2)(3)	Amount of registration fee(1)(2)

Debt Securities

Guarantees of Debt Securities(4)(5)

Common Stock, par value $0.01 per share

Preferred Stock, par value $0.01 per share

Subscription Rights

Warrants

Depositary Shares(6)

Purchase Contracts

Units(7)

Total	$150,000,000	$150,000,000	$19,320

(1)
An indeterminate number of the securities of each identified class is being registered as may from time to time be offered for sale at indeterminate prices, with an aggregate initial offering price not to exceed $150,000,000. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. No additional securities are being registered under this registration statement.

(2)
Estimated solely for the purpose of calculating the registration fee for a primary offering pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Pursuant to such Rule 457(o) and General Instruction II.D of Form S-3, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed for the primary offering, the table does not specify by each class information as to the amount to be registered or the proposed maximum offering price per unit.

(3)
In no event will the registrant nor any co-registrant sell securities registered under this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. Information required by General Instruction I.B.6 concerning the calculation of our public float will be provided on the cover page of the prospectus that the registrant will file pursuant to Rule 424(b)(3) following the effectiveness of this registration statement.

(4)
The guarantees will be of debt securities and will be issued by one or more of the co-registrants identified in the "Table of Co-Registrants" below, each of which is a wholly-owned direct or indirect subsidiary of ZaZa Energy Corporation, and will be issued without additional consideration.

(5)
Pursuant to Rule 457(n) under the Securities Act of 1933, no additional filing fee is required in connection with the guarantees being registered hereunder.

(6)
Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share of preferred stock and will be evidenced by a depositary receipt.

(7)
Each unit will be issued under a unit agreement and will represent an interest in a combination of any two or more of the securities being registered hereby or debt obligations of third parties, including U.S. Treasury securities.

         The registrant and co-registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrant and co-registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Chapter	State or Other Jurisdiction of Incorporation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Toreador Resources Corporation	Delaware	1311	75-0991164
ZaZa Energy, LLC	Texas	1311	27-0248842
ZaZa Holdings, Inc.	Delaware	1311	45-3083153
ZaZa Petroleum Management, LLC	Texas	1311	27-4498299

         Address, including zip code, and telephone number, including area code, of each co-registrant's principal executive offices: 1301 McKinney Street, Suite 2800, Houston, Texas 77010.

         Name, address, including zip code, and telephone number, including area code, of each co-registrant's agent for service: Scott Gaille, Chief Compliance Officer & General Counsel, 1301 McKinney Street, Suite 2800, Houston, Texas 77010, (713) 595-1900.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 12, 2013

PROSPECTUS

$150,000,000

ZaZa Energy Corporation

Debt Securities
Guarantees of Debt Securities
Common Stock
Preferred Stock
Subscription Rights
Warrants
Depositary Shares
Purchase Contracts
Units

        We may offer and sell from time to time, in one or more offerings and in any combination, up to $150,000,000 of debt securities, which may be guaranteed by certain of our subsidiaries, common stock, preferred stock (either separately or represented by depositary shares), warrants, subscription rights and purchase contracts, as well as units that include any of these securities or of one or more other entities. This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. The prospectus supplement may also supplement, modify, or supersede information contained in this prospectus. Any statement contained in this prospectus is deemed modified or superseded by any inconsistent statement contained in an accompanying prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement or other offering materials, together with the information incorporated by reference into this prospectus, before you invest.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Our common stock trades on the NASDAQ Capital Market under the symbol "ZAZA". On November 8, 2013, the last reported sale price of our common stock was $1.12 per share. We have not determined whether we will list any of the other securities that we may offer on an exchange or over-the-counter market. If we decide to seek the listing of any such securities, the prospectus supplement will identify the exchange or market.

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If we use underwriters, dealers or agents to sell the securities, we will name them and describe their compensation in a prospectus supplement or sales agreement prospectus.

        Investing in our securities involves risks. You should carefully consider the risk factors set forth in this prospectus, in the applicable prospectus supplement and in our periodic reports filed from time to time with the Securities and Exchange Commission, as described under the section entitled "Risk Factors" on page 5 of this prospectus, before making any decision to invest in any of the securities described in this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 12, 2013.

        The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the website of the Securities and Exchange Commission or at the offices of the Securities and Exchange Commission discussed under the heading "Where You Can Find More Information."

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we file with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under the shelf registration process, we may, from time to time, sell any amount of securities described in this prospectus in one or more offerings, up to a maximum aggregate offering price of $150,000,000.

        This prospectus provides you with a general description of the securities we may offer. Each time we offer the securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also supplement, modify, or supersede information contained in this prospectus. You should carefully read both this prospectus and any applicable prospectus supplement or other offering materials, together with the information incorporated by reference as described below under the headings "Where You Can Find More Information" and "Incorporation by Reference of Certain Documents."

        You should rely only on the information provided in this prospectus and in any accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or other offering materials is accurate at any date other than the date indicated on the applicable cover page of such document. Our business, financial condition and results of operations may have changed since that date.

        In this prospectus, except as otherwise indicated or as the context otherwise requires, "ZaZa," "we," "our," "us" and the "company" refer to ZaZa Energy Corporation, a Delaware corporation. In the discussion of our business in this prospectus, "we," "our" and "us" also refer to our subsidiaries, unless the context requires otherwise.

FORWARD-LOOKING STATEMENTS

        This prospectus, including the information we incorporate by reference, contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, or the Exchange Act, and we intend that such forward-looking statements be subject to the safe harbor provisions of the U.S. federal securities laws. Forward-looking statements are, by definition, statements that are not historical in nature and relate to possible future events. They may be, but are not necessarily, identified by words such as "will," "would," "should," "likely," "estimates," "thinks," "strives," "may," "anticipates," "expects," "believes," "intends," "goals," "plans," or "projects" and similar expressions.

        These forward-looking statements reflect our current views with respect to possible future events, are based on various assumptions and are subject to risks and uncertainties. These forward-looking statements are not guarantees or predictions of our future performance, and our actual results and future developments may differ materially from those projected in, and contemplated by, the forward-looking statements. As a result, you should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements. The risks and uncertainties that could cause actual results to differ materially include the following:

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  our registered public accounting firm has expressed doubt about our ability to continue as a going concern;

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  our ability to raise necessary capital in the future;

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  the effect of our indebtedness on our financial health and business strategy

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  whether our joint venture partners elect to move forward with subsequent phases of our joint venture

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  our ability to maintain or renew our existing oil and gas leases or obtain new ones;

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  possible title impairments to our properties;

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  our ability to obtain equipment and personnel;

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  uncertainties in reserve and production estimates;

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  our ability to replace oil reserves;

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  the loss of the current purchaser of our oil production;

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  our ability to market and transport our production;

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  our ability to compete in a highly competitive oil industry;

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  the loss of senior management or key employees;

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  assessing and integrating acquisitions;

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  hurricanes, natural disasters or terrorist activities;

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  change in legal rules applicable to our activities;

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  extensive regulation, including environmental regulation, to which we are subject;

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  volatility in oil and natural gas prices;

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  our ability to execute our business strategy and be profitable;

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  volatility in the financial and credit markets;

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  changes in general economic conditions;

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  drilling and operating risks;

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  production expense estimates;

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  the impact of derivative positions;

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  the effects of delays in completion of, or shut-ins of, gas gathering systems, pipelines and processing facilities; and

  •
  other matters that are discussed in our filings with the SEC.

        Many of these factors are beyond our ability to control or predict. Any, or a combination, of these factors could materially affect our future financial condition or results of operations and the ultimate accuracy of the forward-looking statements. These forward-looking statements are not guarantees of our future performance, and our actual results and future developments may differ materially from those projected in the forward-looking statements. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements.

        For a further list and description of various risks, relevant factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see "Risk Factors" and "Management's Discussion and Analysis of Results of Operations and Financial Condition" in our annual report on Form 10-K for the fiscal year ended December 31, 2012, our other reports and registration statements filed from time to time with the SEC and other announcements we make from time to time. You may obtain copies of these documents and reports as described under the headings "Where You Can Find More Information" and "Incorporation

by Reference of Certain Documents." Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements.

        Although we believe that the assumptions on which any forward-looking statements are based in this prospectus and other periodic reports filed by us are reasonable when and as made, no assurance can be given that such assumptions will prove correct. All forward-looking statements in this prospectus are expressly qualified in their entirety by the cautionary statements in this section and elsewhere in this prospectus, and we undertake no obligation to publicly update or revise any forward-looking statements, except as required by applicable securities laws and regulations.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities offered by this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. For further information about us and our securities, you should refer to the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete; reference is made in each instance to the copy of such contract or any other document filed as an exhibit to the registration statement. Each such statement is qualified in all respects by such reference to such exhibit.

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports and documents that have been incorporated by reference in this prospectus contained in the registration statement but not delivered with the prospectus. We will provide these documents, at no cost to the requestor, upon written or oral request directed to:

    ZaZa Energy Corporation
    1301 McKinney Street, Suite 2800
    Houston, Texas 77010
    Attn: Corporate Secretary
    Telephone: (713) 595-1900.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet on the SEC's Web site at www.sec.gov. You may also inspect and, for a fee, copy any document that we file with the SEC at the SEC's Public Reference Room at Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. In addition, we post our filed documents on our Web site at www.zazaenergy.com. Except for documents incorporated by reference into this prospectus, no information contained in, or that can be accessed through, our Web site is to be considered as part of this prospectus and should not be relied upon in determining whether to invest in our securities.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

        We "incorporate by reference" in this prospectus the information in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference:

  •
  our annual report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on April 2, 2013;

  •
  our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2013, filed with the SEC on May 15, 2013, as amended by Amendment No.1 filed with the SEC on June 25, 2013; our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2013, filed with the SEC on August 14, 2013; and our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2013, filed with the SEC on November 12, 2013;

  •
  our current reports on Form 8-K filed with the SEC on January 25, 2013 (8-K/A), January 28, 2013 (Item 1.01 only), March 25, 2013 (Item 1.01 only), March 25, 2013 (Item 1.01 only), April 8, 2013 (Item 5.02 only), April 16, 2013 (Item 5.02 only), June 5, 2013 (Item 5.07 only), July 2, 2013 (Items 1.01 and 1.02 only), July 31, 2013 (Item 2.01 only), August 22, 2013 (Items 1.01 and 3.02 only), September 30, 2013 (Item 1.01 only) and October 21, 2013 (Item 1.01 only);

  •
  our registration statement on Form 8-A dated February 21, 2012, which contains the description of our common stock, including any amendment or report updating such description.

        We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities we are offering with this prospectus. We will provide to you a copy of any or all of the above filings that have been incorporated by reference into this prospectus, excluding exhibits to those filings, upon your request, at no cost. Any request may be made by writing or calling us at the following address or telephone number:

    ZaZa Energy Corporation
    1301 McKinney Street, Suite 2800
    Houston, Texas 77010
    Attn: Corporate Secretary
    Telephone: (713) 595-1900

 ZAZA ENERGY CORPORATION

        ZaZa Energy Corporation ("ZaZa") is an independent exploration and production company focused on unconventional oil and gas resources, particularly tight oil plays. ZaZa has grown its existing property base by developing and exploring its acreage, purchasing new undeveloped leases, and acquiring oil and gas producing properties and drilling prospects. As of December 31, 2012, ZaZa's proved reserves were 3,348 MBOE.

        We were formed as a Delaware corporation on August 4, 2011 for the purpose of being the holding company of both Toreador Resources Corporation, a Delaware corporation ("Toreador"), and ZaZa Energy, LLC, a Texas limited liability company ("ZaZa LLC"), from and after a businesses combination between those two entities that was completed on February 21, 2012. On February 22, 2012 our common stock began trading on the NASDAQ Capital Market under the trading symbol "ZAZA." In this registration statement, unless the context provides otherwise, "we," "our," "us," the "Company" and like references refer to ZaZa and its subsidiaries.

        We produce both oil and natural gas. Throughout this registration statement, when we refer to "total production," "total reserves," "percentage of production," "percentage of reserves," or any similar term, we have converted our natural gas reserves or production into barrel of oil equivalents. For this purpose, six thousand cubic feet of natural gas is equal to one barrel of oil, which is based on the relative energy content of natural gas and oil. Natural gas liquids are aggregated with oil in this registration statement.

        Our principal executive office is located at, 1301 McKinney Street, Suite 2800, Houston, Texas 77010, and our telephone number is (713) 595-1900. We maintain an Internet Web site at www.zazaenergy.com. Except for documents incorporated by reference into this prospectus, no information contained in, or that can be accessed through, our Internet Web site is to be considered as part of this prospectus.

RISK FACTORS

        An investment in our securities involves a high degree of risk. Before making a decision about investing in our securities, you should carefully consider the risk factors incorporated by reference herein and contained in any applicable prospectus supplement, as well as the risk factors set forth in our annual report on Form 10-K for the fiscal year ended December 31, 2012, as updated by our quarterly reports on Form 10-Q and other SEC filings filed after such annual report. You should also refer to the other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference into this prospectus. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business and operations.

USE OF PROCEEDS

        Unless otherwise specified in the prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus and any accompanying prospectus supplement for general corporate purposes, which may include the repayment of indebtedness, working capital, capital expenditures and acquisitions. The specific allocation of the proceeds from a particular offering of securities will be described in the prospectus supplement.

 RATIO OF EARNINGS TO FIXED CHARGES

        The table below sets forth our ratio of earnings to fixed charges for the periods indicated. To date we have not issued any preferred stock. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges presented below.

	Predecessor					Successor
			Year Ended December 31,
	Year Ended December 31, 2008(a)	Period from March 4, 2009 (inception) to December 31, 2009(a)	2010(a)	2011(a)	Period from January 1, 2012 to February 21, 2012(a)	Period from February 22, 2012 to December 31, 2012(a)	Nine Months Ended September 30, 2013
Ratio of Earnings to Fixed Charges(b)	—	—	105.9	—	—	2.5	—

(a)
ZaZa Energy Corporation was formed on August 4, 2011 for the purpose of being the holding company of both Toreador Resources Corporation and ZaZa Energy, LLC, from and after a business combination between those two entities that was completed on February 21, 2012. ZaZa Energy, LLC was founded March 4, 2009 and was the predecessor company of ZaZa Energy Corporation. Accordingly, a ratio of earnings to fixed charges is not available for the year ended December 31, 2008.

(b)
For purposes of computing our ratio of earnings to fixed charges, (1) earnings consist of pre-tax income (loss) before equity earnings and cumulative effect of change in accounting principle and fixed charges (excluding capitalized interest); and (2) fixed charges consist of interest expense, capitalized interest, amortization of debt discount and deferred financing costs and the interest portion of rental expense. For the period ended December 31, 2009, there were earnings of $0.1 million and fixed charges of zero. Accordingly, a ratio cannot be calculated. Earnings were insufficient to cover fixed charges by $2.7 million for the year ended December 31, 2011, $26.5 million for the period from January 1, 2012 to February 21, 2012 and $117.6 million for the nine months ended September 30, 2013.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

        This prospectus describes certain general terms and provisions of the debt securities we may issue from time to time pursuant to this prospectus. The debt securities of any series may be senior debt securities or subordinated debt securities, may be secured or unsecured and may have the benefit of guarantees by one or more of our subsidiaries. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement. To the extent the applicable prospectus supplement or other offering materials relating to an offering of debt securities are inconsistent with this prospectus, the terms of that prospectus supplement or other offering materials will supersede the information in this prospectus.

        We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. As used in this registration statement, the term "indentures" refers to both the senior indenture and the subordinated indenture. As used in this registration statement, the term "trustee" refers to either the senior trustee or the subordinated trustee, as applicable. The indentures are subject to any amendments or supplements as we may enter into from time to time which are permitted under the indentures. We will file the definitive indenture, when executed, as well as any amendments thereto, as exhibits to a current report on Form 8-K or a post-effective amendment to the registration statement of which this prospectus is a part. Except as we may otherwise indicate, the terms of the form of senior indenture and the form of subordinated indenture are identical.

        We have summarized select portions of the senior debt securities, the subordinated debt securities and the indentures below. The following summary does not purport to be a complete description of the indentures, the debt securities or the guarantees, and is subject to the detailed provisions of, and qualified in its entirety by reference to, the indentures, including any terms deemed to be a part thereof by the Trust Indenture Act of 1939, or the Trust Indenture Act. You may obtain copies of the indentures as described under "Where You Can Find More Information."

General

        We may issue debt securities under the indentures from time to time in one or more series with the same or different terms. All debt securities of any one series need not be issued at the same time and, unless otherwise provided, a series of debt securities may be reopened, without the consent of the holders of outstanding debt securities, for issuances of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors or in one or more supplemental indentures, and will be set forth in an officers' certificate.

        We will describe the particular terms of each series of debt securities we offer, as well as any modifications or additions to the general terms of the indentures, in a prospectus supplement relating to the offer of those series of debt securities, including some or all of the following terms:

  •
  the title and ranking of the debt securities (which title shall distinguish such debt securities from all other debt securities we issue), including, as applicable, whether the debt securities are convertible or exchangeable for other securities;

  •
  the subordination, if any, of the debt securities of the series pursuant to the indenture;

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  any limit upon the aggregate principal amount of the debt securities;

  •
  if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities;

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  the date or dates, whether fixed or extendable, on which we will pay the principal on the debt securities;

  •
  the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and the record dates for the determination of holders to whom interest is payable;

  •
  any provisions relating to the issuance of the debt securities at an original issue discount;

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  the place or places where the principal of and interest on the debt securities will be payable and where the debt securities may be surrendered for conversion or exchange;

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  whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which we may redeem the debt securities, in whole or in part, at our option, pursuant to any sinking fund or otherwise;

  •
  if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable in accordance with the provisions of the debt securities or resolution of our board of directors or any applicable supplemental indenture;

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  any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices, at which, and the period or periods within which, and the terms and conditions upon which the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, including the terms or method of payment thereof if other than cash, and any provision for the remarketing of the debt securities;

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  the denominations, including U.S. Dollars, euros or pounds sterling, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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  whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities, including the legends required by law or as we deem necessary or appropriate, the form of any temporary global security which may be issued;

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  whether the debt securities are issuable in tranches;

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  any obligation we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or combination thereof, and the terms and conditions upon which such conversion will be effected, including the initial conversion or exchange price or rate, the conversion or exchange period, the provisions for conversion or exchange price or rate adjustments and any other provision relative to such obligation, and any limitations on the ownership or transferability of the securities or property into which holders of the debt securities may convert or exchange the debt securities;

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  if other than the trustee under the indentures, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

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  if the debt securities do not bear interest, the applicable dates required under the indentures for furnishing information to the trustee regarding the holders of the debt securities;

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  any deletions from, modifications of or additions to the events of default or covenants with respect to the debt securities, whether or not such events of default or covenants are consistent with the events of default or covenants set forth in the indentures;

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  if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amounts will be determined;

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  any deletions from, modifications of or additions to any other affirmative or negative covenants with respect to the debt securities;

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  whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;

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  whether, and under what circumstances, we will pay additional amounts on the debt securities to any holder of the debt securities who is a non-United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);

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  whether the debt securities, in whole or in specified part, will be subject to defeasance or covenant defeasance and, if the debt securities may be defeased in whole or in specified part, any provisions to permit a pledge of obligations other than government obligations or other arrangements to satisfy the requirements for defeasance and, if other than by a resolution of our board of directors, the manner in which we may elect to defease the securities will be evidenced;

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  if the debt securities are to be guaranteed by any guarantors, the names of any guarantors of the debt securities and the terms of the guarantees including any deletions from, or modifications of or additions to, the provisions in the indentures related thereto;

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  whether the debt securities are to be secured by any property, assets or other collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements; and

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  any other terms or conditions upon which the debt securities will be issued.

        Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a Business Day, then the payment will be made on the next Business Day without additional interest and with the same effect as if it were made on the originally scheduled date. "Business Day" means any calendar day that is not a Saturday, Sunday or a day on which banking institutions in the City of New York, New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

        Unless otherwise indicated in the applicable prospectus supplement, the applicable trustee will act as paying agent and registrar for the debt securities under the indentures. We may act as paying agent or registrar under the indentures.

Covenants

        Unless we provide otherwise in the applicable prospectus supplement, the debt securities will not contain any restrictive financial covenants, including, among others, covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness secured by a lien on any of our or our subsidiaries' property or capital stock, or restricting us or any of our subsidiaries from entering into any sale and leaseback transactions.

Consolidation, Merger and Transfer of Assets

        The indentures permit a consolidation or merger between us and another entity and/or the sale, assignment, transfer, conveyance or other disposition by us of all or substantially all of our property and assets, provided that:

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  either (a) we are the surviving corporation or (b) the entity formed by, or surviving, any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of a U.S. jurisdiction;

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  the entity formed by, or surviving, any such consolidation or merger (if other than us) or the entity to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all our obligations under the debt securities and the indentures pursuant to agreements reasonably satisfactory to the applicable trustee;

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  immediately after the transaction, and giving effect to the transaction, no event of default under the applicable indenture exists; and

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  we have delivered to the trustee an officers' certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture, comply with the applicable indenture and that all conditions precedent to the transaction contained in the applicable indenture have been satisfied.

        After any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of our properties or assets in a transaction in accordance with the indentures, the successor entity formed by such consolidation or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition is made will succeed to, and be substituted for us in the indentures, and may exercise every right and power of ours under this indenture with the same effect as if such successor entity had been named as the company in such indenture.

        In addition, we are not permitted under the indentures, directly or indirectly, to lease all or substantially all of our or our subsidiaries properties and assets taken as a whole, in one or more related transactions, to any other entity.

Modification and Waiver

        Under the indentures, certain of our rights and obligations and certain of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities affected by the modification or amendment. Without the consent of each holder of debt securities affected, an amendment, supplement or waiver may not (with respect to any debt securities held by a non-consenting holder):

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  reduce the principal amount of debt securities of that series;

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  reduce the principal of or change the fixed maturity of any debt security of that series;

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  reduce the rate of or change the time for payment of interest, including default interest, on any debt security of that series;

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  alter or impair the right to convert at the rate or upon the terms provided in the applicable indenture;

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  make any of the debt securities payable in money other than that stated in the debt securities of that series;

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  impair a holder's right to sue us for the enforcement of payments due on the debt securities of that series; or

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  if any debt securities of a series are guaranteed by the guarantee of any guarantor, a release of such guarantor from any of its obligations under such guarantee, except in accordance with the terms of the applicable indenture.

        Notwithstanding the preceding, under the indentures, the holders of at least a majority of the total principal amount of the outstanding debt securities of any series may, on behalf of all holders of the debt securities of such series:

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  waive compliance by us with certain restrictive provisions of the applicable indenture; and

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  waive any existing or past default under the applicable indenture, except (a) a default in the payment of the principal of, or any premium or interest on, any debt securities of such series; or (b) a default under any provision of the applicable indenture which itself cannot be modified or amended without the consent of the holders of each outstanding debt security of such series.

        We and the trustee may amend the indentures to, among other things, establish any series of debt securities or related guarantees or correct errors and ambiguities without the consent of any holder of debt securities as set forth in the indentures and as described in the prospectus supplement.

Events of Default

        Unless we provide otherwise in the applicable prospectus supplement, "event of default" under the indentures will mean, with respect to any series of debt securities, any of the following:

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  failure to pay interest on any debt security for 30 days after the payment is due;

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  failure to pay the principal of, or any premium on, any debt security when due, either at maturity, upon redemption or otherwise;

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  failure on our part to comply with any other covenant or agreement in the indentures that applies to the debt securities for 90 days after we have received written notice from the trustee or the holders of at least 25% in aggregate principal amount of the debt securities then outstanding affected by the failure to comply in the manner specified in the applicable indenture;

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  certain events in bankruptcy, insolvency or reorganization; or

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  any guarantee by any guarantor for any reason ceasing to be, or for any reason being asserted in writing by us or such guarantor not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated or permitted by the indentures or by terms of such series of debt securities.

        If an event of default occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the entire principal amount of all the debt securities of that series to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to conditions, rescind the declaration.

        Each indenture requires us and any guarantor to file an officers' certificate with the trustee each year regarding compliance with the terms of the applicable indenture. Upon becoming aware of any default or event of default, we are required to deliver to the trustee a statement specifying such default or event of default.

        The holders of a majority in aggregate principal amount of the then outstanding debt securities of any series so affected (with each series treated as a separate class) will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indentures provide that in case an event of default has occurred and is continuing, the applicable trustee will be required, in the exercise of their respective power, to use the degree of care and skill of a prudent person in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request of any holder of debt securities, unless such holder has offered to the trustee reasonable written security and indemnity satisfactory to it against any loss, liability or expense.

Satisfaction and Discharge; Defeasance and Covenant Defeasance

  Satisfaction and Discharge of Indenture

        The indentures will be discharged and will cease to be of further effect as to all debt securities of any series that have been issued thereunder, when:

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  either:

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  all debt securities of that series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the applicable trustee for cancellation, or

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  all debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and we have irrevocably deposited or caused to be deposited with the applicable trustee as trust funds in trust solely for the benefit of the holders thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the aggregate indebtedness on the debt securities not delivered to the trustee for cancellation for principal of, premium on, if any, and interest, if any, on, the debt securities to the date of maturity or redemption (provided that no default or event of default has occurred and is continuing and such deposit will not breach any other instrument by which we are bound);

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  we have paid or caused to be paid all sums payable by it in respect of such securities of such series under the applicable indenture; and

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  we have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the debt securities of that series at maturity or on the redemption date, as the case may be.

        In addition we must deliver an officer certificate and opinion of counsel stating that all conditions precedent to satisfaction and discharge have been satisfied.

  Defeasance of Certain Covenants and Certain Events of Default

        Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

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  to defease and be discharged from all of our obligations with respect to such debt securities, which we refer to as defeasance, or

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  to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities, which we refer to as covenant defeasance.

        We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

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  we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities of such series, cash in U.S. dollars, non-callable government securities, or a combination thereof, in amounts as will be sufficient to pay the principal of, premium on, if any, and interest, if any, on, the outstanding debt securities of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and we must specify whether the debt securities of such series are being defeased to such stated date for payment or to a particular redemption date;

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  we must deliver to trustee an opinion of counsel to the effect that that the holders of such debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred;

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  no default or event of default may have occurred or continue with respect to debt securities of such series on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit and the granting of liens to secure such borrowings);

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  such defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable indenture and the agreements governing any other indebtedness being defeased, discharged or replaced) to which we are a party or bound;

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  we must deliver an officer's certificate stating that the deposit was not made with the intent of preferring holders of the series of debt securities being redeemed over our other creditors with the intent of defeating, hindering, delaying or defrauding any of our creditors or others; and

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  we must deliver an officer's certificate and opinion of counsel, stating that all conditions precedent relating to the defeasance have been complied with.

        The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Debt Securities

        Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act.

Guarantees

        The debt securities of any series may be guaranteed by one or more of our subsidiaries. However, the indentures do not require that any of our subsidiaries be a guarantor of any series of debt securities and permit the guarantors for any series of guaranteed debt securities to be different from any other series of guaranteed debt securities. As a result, a series of debt securities may not have any guarantors and the guarantors of any series of guaranteed debt securities may differ from the guarantors of any other series of guaranteed debt securities. If we issue a series of guaranteed debt securities, the identity of the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.

        A guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such guarantor is the surviving entity) another entity, other than us or another guarantor, unless:

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  immediately after giving effect to such transaction, no default or event of default exists; and

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  the entity acquiring the property in such sale or disposition or the surviving entity is an entity organized or existing under the laws of a U.S. jurisdiction and expressly assumes all the obligations of that guarantor under its guaranty; and

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  we have delivered to the applicable trustee an officers' certificate and opinion of counsel stating that the merger, consolidation or transfer and supplemental agreements, if any, comply with the applicable indenture.

        The guaranty of a guarantor will be released:

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  in connection with any sale or other disposition of all or substantially all of the assets, or all of the capital stock, of that guarantor, by way of merger, consolidation or otherwise, to an entity that is not (either before or after giving effect to such transaction) us or a subsidiary; provided such sale, merger or consolidation is made in accordance with the terms of the applicable indenture; or

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  upon defeasance or covenant defeasance in accordance with the applicable indenture.

        Any guarantor not released from its obligations under its guarantee will remain liable for the full amount of principal of, premium on, if any, interest, if any, on, the debt securities of such series.

        The applicable prospectus supplement relating to any series of guaranteed debt securities may specify other terms of the applicable guarantees.

Subordination

        If specified in the applicable prospectus supplement, the debt securities of a series, and any guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries except to the extent such subsidiary is a guarantor of such series of debt securities.

Further Issues

        Unless specified otherwise with respect to a series of debt securities in a prospectus supplement, we may from time to time, without notice to or the consent of the registered holders of a series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of the corresponding series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of the corresponding series and have the same terms as to status, redemption or otherwise as the debt securities of the corresponding series.

Notices

        Unless otherwise indicated in the applicable prospectus supplement, we will give notices to holders of the debt securities by mail at the addresses listed in the security register.

Governing Law

        The indenture and the debt securities (and any guarantees thereof) will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent the Trust Indenture Act is applicable.

Regarding the Trustee

        We have not selected a trustee under the indenture. Disclosure regarding the trustee will be provided in an applicable prospectus supplement or amendment hereto.

DESCRIPTION OF CAPITAL STOCK

        The following summary description sets forth some of the general terms and provisions of our capital stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of our capital stock, you should refer to the provisions of our restated certificate of incorporation and amended and restated bylaws, each of which has been incorporated by reference as an exhibit to this registration statement.

        As of October 31, 2013, our authorized capital stock was 275,000,000 shares. Those shares consisted of: (a) 250,000,000 shares of common stock, par value $0.01 per share, of which 107,287,481 shares were outstanding; and (b) 25,000,000 shares of preferred stock, par value $0.01 per share, none of which was outstanding.

Common Stock

  Listing

        Our outstanding shares of common stock are listed on the NASDAQ Capital Market under the symbol "ZAZA."

  Dividends

        We have not paid any cash dividends in the past on our common stock. The covenants in certain debt instruments to which we are a party place certain restrictions and conditions on our ability to pay dividends. Furthermore, the warrants that were issued on February 21, 2012 to the purchasers of our senior secured notes having an aggregate principal amount of $100,000,000 and maturing in 2017 prohibit the payment of cash dividends on our common stock. Also, as a Delaware corporation, we are subject to statutory limitations on the declaration and payment of dividends. Any future cash dividends would depend on contractual limitations, future earnings, capital requirements, our financial condition and other factors determined by our board of directors.

  Voting Rights

        Subject to any special voting rights of any series of preferred stock that we may issue in the future, the holders of common stock may vote one vote for each share held in the election of directors and on all other matters voted upon by our stockholders. Under our amended and restated bylaws, unless otherwise required by Delaware law, action by our stockholders is taken by the affirmative vote of the holders of a majority of the votes cast, except for elections, which are determined by a plurality of the votes cast, at a meeting of stockholders at which a quorum is present. The holders of one-third of the outstanding shares of our common stock entitled to vote on a matter that are present in person or by proxy will constitute a quorum. Holders of common stock may not cumulate their votes in the elections of directors.

  Amendments to the Restated Certificate of Incorporation and Amended and Restated Bylaws

        Any amendment to our restated certificate of incorporation requires the approval of the board of directors and the affirmative vote of a majority of the holders of the shares of capital stock entitled to vote thereon. However, until February 21, 2015, each stockholder party to the stockholders' agreement by and among certain of our stockholders that hold a majority of our outstanding common stock will vote, or execute consents in respect of, all of its shares of voting stock against any proposed amendment to our restated certificate of incorporation that is inconsistent in any material respect with the provisions of the stockholders' agreement.

        Any amendment to our amended and restated bylaws will be made by the board of directors by the affirmative vote of a majority of the directors then serving, subject to the right of the stockholders to vote thereon. However, until February 21, 2015, each stockholder party to the stockholders' agreement will vote, or execute consents in respect of, all of its shares of voting stock against any proposed amendment to our amended and restated bylaws that is inconsistent in any material respect with the provisions of the stockholders' agreement.

  Other Rights

        We will notify common stockholders of any stockholders' meetings according to the terms of our amended and restated bylaws and applicable law. If we liquidate, dissolve or wind-up our business, either voluntarily or not, common stockholders will share equally in the assets remaining after we pay our creditors and preferred stockholders. The holders of common stock have no preemptive rights to purchase our shares of stock. Shares of common stock are not subject to any redemption or sinking fund provisions and are not convertible into any of our other securities.

Preferred Stock

        The following description of the terms of preferred stock sets forth certain general terms and provisions for our authorized preferred stock. If we offer preferred stock, a description will be filed with the SEC and the specific designations and rights will be described in the prospectus supplement, including the following terms:

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  the series, the number of shares offered and the liquidation value of the preferred stock;

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  the price at which the preferred stock will be issued;

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  the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

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  the liquidation preference of the preferred stock;

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  the voting rights of the preferred stock;

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  whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

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  whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

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  any other powers, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions of shares of such series of the preferred stock.

        The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the statement of resolution relating to the applicable series of preferred stock. The registration statement of which this prospectus forms a part will include the statement of resolution as an exhibit or incorporate it by reference.

        Our board of directors can, without approval of stockholders, issue one or more series of preferred stock. Subject to the provisions of our restated certificate of incorporation and limitations prescribed by law, our board of directors may adopt resolutions to determine the number of shares of each series and the rights, preferences, limitations of each series, including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences of any wholly unissued series of preferred stock, the number of shares constituting each series and the terms and conditions of issue. All shares of any one series of preferred stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. Under certain circumstances, preferred stock could restrict dividend payments to holders of our common stock.

        Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock. For example, any preferred stock issued may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

        The preferred stock will, when issued, be fully paid and non-assessable.

Anti-Takeover Provisions under Delaware Law, our Restated Certificate of Incorporation and Amended and Restated Bylaws

        Certain provisions in our restated certificate of incorporation and amended and restated bylaws may encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the board of directors rather than pursue non-negotiated takeover attempts.

  Board of Directors

        Our restated certificate of incorporation, amended and restated bylaws and a stockholders' agreement by and among certain of our stockholders that hold a majority of our common stock provide that, subject to the rights of the holders of shares of any series of preferred stock then outstanding, until February 21, 2015, the number of directors comprising the board of directors will be nine (unless changed by a vote of at least 75% of the directors). Until February 21, 2015, entities controlled by Todd A. Brooks, John E. Hearn Jr. and Gaston L. Kearby, the former managing members of ZaZa LLC (the "ZaZa Legacy Owners"), will be entitled to designate a proportionate number of directors to the board of directors (but not more than seven) based upon their (and their permitted transferees') percentage ownership of ZaZa. Thus, during such period, as long as the ZaZa Legacy Owners (and their permitted transferees) own at least approximately 72.2% of the outstanding shares of our common stock and the board of directors is composed of nine directors, the ZaZa Legacy Owners will continue to have the right to designate seven directors. Our remaining directors will be nominated by a nominating committee consisting of two directors (the "Toreador Designees") selected by the former owners of Toreador (and their successors) and one independent director selected by the ZaZa Legacy Owners. Until February 21, 2015, the ZaZa Legacy Owners will be required to vote their shares of common stock in favor of the nominees of the nominating committee. After February 21, 2015, if the ZaZa Legacy Owners jointly vote their shares of common stock, they will be able to nominate and elect all members of the board of directors. However, we are not currently aware of any agreement or arrangement among the ZaZa Legacy Owners to act collectively. Pursuant to the stockholders' agreement, the stockholders who are party to the stockholders' agreement will not vote for the removal of a director elected in accordance with the procedures in the stockholders' agreement. After February 21, 2015, the board of the directors will consist of not less than five (5) nor more than fifteen (15) directors, and at and following such time, any or all of the directors may be removed for or without cause at any annual meeting or special meeting of the stockholders, upon the affirmative vote of the majority of the outstanding shares of each class of common stock entitled to vote.

  Advance Notice of Stockholder Nominations and Stockholder Business

        Our amended and restated bylaws require written notice of any stockholder proposal for business at an annual meeting of stockholders, or any stockholder director nomination for an annual meeting of stockholders, must be received not more than 180 days nor less than 120 days prior to the anniversary of the preceding year's annual meeting. In the event of a special meeting, or if the date for the annual meeting is changed by more than 30 days from the anniversary date of the preceding year's annual meeting, such stockholder's notice must be received no later than the close of business on the tenth day after the earlier of the date on which notice of the meeting date was mailed or public disclosure of the meeting date was made. This provision may have the effect of precluding a nomination for the election of directors at a particular annual meeting if the proper procedures are not followed and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

  Blank Check Preferred Stock

        Our restated certificate of incorporation authorizes the issuance of up to 25 million shares of blank check preferred stock. The board of directors can set the voting rights, redemption rights, conversion rights and other rights relating to such preferred stock and could issue such stock in either private or public transactions. In some circumstances, the blank check preferred stock could be issued and have the effect of preventing a merger, tender offer or other takeover attempt that the board of directors opposes.

  Business Combinations Under Delaware Law

        We are a Delaware corporation and are subject to Section 203 of the DGCL. Section 203 prevents a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of our outstanding voting stock, or an "interested stockholder," from engaging in certain business combinations with us for three years following the time that the interested stockholder became an interested stockholder. These restrictions do not apply if:

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  before the person became an interested stockholder, our board of directors approved either the business combination or the transaction in which the interested stockholder became an interested stockholder;

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  upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of our outstanding voting stock at the time the transaction commenced, excluding stock held by directors who are also officers of the corporation and stock held by certain employee stock plans; or

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  following the transaction in which the person became an interested stockholder, the business combination is approved by both our board of directors and the holders of at least two-thirds of our outstanding voting stock not owned by the interested stockholder.

        Section 203 defines a "business combination" to include (1) any merger or consolidation involving the corporation and an interested stockholder; (2) any sale, lease, transfer, pledge or other disposition involving an interested stockholder of 10% or more of the assets of the corporation; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to an interested stockholder; (4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (5) the receipt by an interested stockholder of any loans, guarantees, pledges or other financial benefits provided by or through the corporation.

Limitation of Liability and Indemnification of Officers and Directors

        Delaware law authorizes corporations to limit or eliminate the personal liability of officers and directors to corporations and their stockholders for monetary damages for breach of officers' and directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, officers and directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by Delaware law, officers and directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables corporations to limit available relief to equitable remedies such as injunction or rescission.

        Our restated certificate of incorporation limits the liability of our officers and directors to us and our stockholders to the fullest extent permitted by Delaware law. Specifically, our officers and directors will not be personally liable for monetary damages for breach of an officer's or director's fiduciary duty in such capacity, except for liability:

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  for any breach of the officer's or director's duty of loyalty to us or our stockholders;

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  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

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  for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

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  for any transaction from which the officer or director derived an improper personal benefit.

        The inclusion in our restated certificate of incorporation of a provision indemnifying our officers and directors to the fullest extent permitted by Delaware law may reduce the likelihood of derivative litigation against our officers and directors, and may discourage or deter stockholders or management from bringing a lawsuit against our officers and directors for breach of their duty of care, even though such an action, if successful, might have otherwise benefitted us and our stockholders.

        Both our restated certificate of incorporation and amended and restated bylaws provide indemnification to our officers and directors and certain other persons with respect to certain matters to the maximum extent allowed by Delaware law as it exists now or may hereafter be amended. These provisions do not alter the liability of officers and directors under federal securities laws and do not affect the right to sue (nor to recover monetary damages) under federal securities laws for violations thereof.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF RIGHTS

        We may issue subscription rights to purchase debt securities, common stock, preferred stock, depositary shares, other securities described in this prospectus or any combination thereof. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.

        To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the subscription rights to purchase shares of our securities offered thereby, including the following:

  •
  the date of determining the securityholders entitled to the rights distribution;

  •
  the price, if any, for the subscription rights;

  •
  the exercise price payable for the common stock, preferred stock, depositary shares, debt securities or other securities upon the exercise of the subscription right;

  •
  the number of subscription rights issued to each securityholder;

  •
  the amount of common stock, preferred stock, depositary shares, debt securities or other securities that may be purchased per each subscription right;

  •
  any provisions for adjustment of the amount of securities receivable upon exercise of the subscription rights or of the exercise price of the subscription rights;

  •
  the extent to which the subscription rights are transferable;

  •
  the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

  •
  the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

  •
  the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights;

  •
  any applicable federal income tax considerations; and

  •
  any other terms of the subscription rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the subscription rights.

 DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of our debt securities, common stock, preferred stock, depositary shares, other securities described in this prospectus or any combination thereof. Warrants may be issued independently or together with any other securities offered by a prospectus supplement. Warrants may be attached to or separate from such securities. Warrants may be issued under warrant agreements to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. In connection with any warrants, we may enter into a standby underwriting agreement with one or more underwriters or other investors pursuant to which the underwriters or other investors will agree to purchase any securities underlying such warrants that remain unpurchased upon the expiration of such warrants.

        To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the warrants offered thereby, including the following:

  •
  the title of such warrants;

  •
  the aggregate number of such warrants;

  •
  the price or prices, if any, at which such warrants will be issued;

  •
  the extent to which the warrants are not transferable;

  •
  the designation, number or principal amount and terms of our debt securities, common stock, preferred stock or depositary shares or combination thereof, purchasable upon exercise of such warrants;

  •
  the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such security;

  •
  the date, if any, on and after which such warrants and the related underlying securities will be separately transferable;

  •
  whether the warrants will be issued in registered or bearer form;

  •
  the price at which each underlying security purchasable upon exercise of such warrants may be purchased;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  •
  the identity of the warrant agent;

  •
  the maximum or minimum amount of such warrants which may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  the material terms of any standby underwriting agreement entered into by us in connection with any warrants;

  •
  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

  •
  any redemption or call provisions;

  •
  any applicable federal income tax considerations; and

  •
  any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of such warrants.

 DESCRIPTION OF DEPOSITARY SHARES

        We may offer depositary shares (either separately or together with other securities) representing fractional interests in our debt securities or preferred stock of any series.

        The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares, deposit agreements and depositary receipts described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable deposit agreement and depositary receipts for additional information before you decide whether to purchase any of our depositary shares.

        In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the security related to the depositary shares, we will deposit the shares of our debt securities or preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the debt security or share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the debt security or preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, repayment at maturity, subscription and liquidation rights).

 DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts, including contracts obligating holders of such contracts to purchase from us, and for us to sell to holders, a specific or variable number of debt securities, shares of our common stock or preferred stock, depositary shares, warrants, rights or other property, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of debt securities, shares of our common stock or preferred stock, depositary shares, warrants, rights or other property, or any combination of the above. The price of the securities or other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of our other securities described in this prospectus or securities or other obligations of third parties, including U.S. Treasury securities, securing the holder's obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders or vice-versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder's obligations in a manner specified in the applicable prospectus supplement.

        To the extent appropriate, the applicable prospectus supplement will describe the specific terms of any purchase contracts offered thereby, including the following:

  •
  whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

  •
  whether the purchase contracts are to be prepaid or not;

  •
  whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

  •
  any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

  •
  any applicable federal income tax considerations; and

  •
  whether the purchase contracts will be issued in fully registered or global form.

 DESCRIPTION OF UNITS

        We may issue units comprising one or more of our securities described in this prospectus in any combination. Units may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit may be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit may have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date or occurrence.

        To the extent appropriate, the applicable prospectus supplement will describe the specific terms of any units offered thereby, including the following:

  •
  the designation and terms of the units and the securities included in the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities included in the units;

  •
  any applicable federal income tax considerations; and

  •
  whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

        We may sell the offered securities (1) through agents, (2) to or through underwriters or dealers, (3) directly to one or more acquirers, or (4) through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct acquirers and their compensation, in a prospectus supplement.

        The securities may be distributed from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

Direct Sales and Sales through Agents

        We may sell the offered securities directly to acquirers. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will be acting on a best efforts basis to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (or the Securities Act), with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Sales through Underwriters or Dealers

        If underwriters are used in the sale of the offered securities, we will execute an underwriting agreement with them regarding the securities. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        Underwriters may sell shares of our common stock under this prospectus by any method permitted by law deemed to be an "at the market" offering as defined in Rule 415 under the Securities Act of 1933, which includes sales made directly on the NASDAQ Global Market, on any other existing trading market for our common stock or to or through a market maker, or in privately negotiated transactions. Unless we inform you otherwise in the prospectus supplement, the sales agent with respect to any such at-the-market offering will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices and applicable laws, rules and regulations, on mutually agreeable terms between the sales agent and us. We will include in the prospectus supplement the amount of any compensation to be received by the sales agent.

        To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

        If dealers are used in the sale of the securities, we will sell the securities to them as principals. They may then resell the securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

        If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

        In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

General Information

        We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

 MATERIAL FEDERAL INCOME TAX CONSEQUENCES

        A summary of any material United States federal income tax consequences to persons investing in the securities offered by this prospectus may be set forth in an applicable prospectus supplement. Any such summary will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective investors. Prospective investors of securities are urged to consult their own tax advisors prior to investing in the securities.

LEGAL MATTERS

        In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, legal opinions relating to the securities being offered by this prospectus will be rendered by Sidley Austin LLP, Houston, Texas or by counsel named in the applicable prospectus supplement. If legal matters in connection with particular offerings of the securities in the future are passed upon by counsel to the underwriters, dealers or agents, if any, such counsel will be named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of ZaZa Energy Corporation appearing in ZaZa Energy Corporation's Annual Report (Form 10-K) for the year ended December 31, 2012 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about ZaZa Energy Corporation's ability to continue as a going concern as described in Note 3 to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        Certain information with respect to the oil and gas reserves associated with our oil and natural gas properties is derived from the reports of Ryder Scott Company, L.P., independent petroleum engineer firms. This information and the report of Ryder Scott Company, L.P. are incorporated by reference herein and in the registration statement upon the authority of said firm as an expert with respect to such matters covered by such report and in giving such report.

        Certain information with respect to the oil and gas reserves associated with our oil and natural gas properties is derived from the reports of Rex Morris, a consulting reservoir engineer. This information and the report of Rex Morris are incorporated by reference herein and in the registration statement upon the authority of said expert with respect to such matters covered by such report and in giving such report.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following is a statement of the estimated expenses to be incurred by us in connection with the issuance and distribution of the securities registered under this registration statement, other than underwriting discounts, commissions and transfer taxes.

SEC registration fee		$19,320.00	*
FINRA fee	$		†
Legal fees and expenses	$		†
Trustee's fees and expenses	$		†
Accounting fees and expenses	$		†
Printing expenses	$		†
Miscellaneous	$		†

Total	$		†

*
Estimated solely for the purposes of this item. Actual expenses may vary.

†
Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that ZaZa anticipates it will incur in connection with the offering of securities under this Registration Statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Registrant

        As permitted by Section 102 of the DGCL, Article Eighth of our restated certificate of incorporation includes a provision that eliminates the personal liability of our directors to the fullest extent permitted by the DGCL. Section 145 of the DGCL gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions, gives a director or officer who successfully defends an action the right to be so indemnified and authorizes the corporation to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

        Article 10 of our amended and restated bylaws provides that we shall indemnify every person who is or was a director or officer or is or was serving at the company's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise to the full extent authorized by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the company to provide broader indemnification rights than said law permitted prior to such amendment). Any such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        The registrant has procured insurance for the purpose of substantially covering its future potential liability for indemnification under the DGCL as discussed above and certain future potential liability of individual directors or officers incurred in their capacity as such which is not subject to indemnification.

        We have entered into indemnity agreements with our present directors and certain of our executive officers. The indemnity agreements will supplement existing indemnification provisions in our restated certificate of incorporation and amended and restated bylaws, and generally provide for the indemnification of all liabilities, costs and expenses incurred by our directors and executive officers in connection with the performance of their duties for the registrant, subject to certain customary exclusions. The indemnity agreements also provide for the reimbursement of expenses any such person incurs as a witness in connection with a proceeding involving the registrant and the advancement of expenses during any proceeding prior to a final resolution as long as such person agrees to return such funds if it is determined that they were not entitled to indemnification under the indemnity agreements. The indemnity agreements also establish customary procedures to determine whether a person is entitled to indemnification, including by the appointment of an independent counsel to evaluate such person's claim to indemnification.

Co-Registrants

  Toreador and ZaZa Holdings, Inc.

        Toreador and ZaZa Holdings, Inc. ("ZaZa Holdings") are Delaware corporations. Section 145 of the DGCL gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions, gives a director or officer who successfully defends an action the right to be so indemnified and authorizes the corporation to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

        Toreador's fourth amended and restated bylaws provide that Toreador will indemnify any person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of Toreador or is or was serving at the request of Toreador as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent authorized by the DGCL, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith.

        ZaZa Holdings's bylaws provide that ZaZa Holdings will indemnify any person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that such person is or was a director or officer of ZaZa Holdings or is or was serving at the request of ZaZa Holdings as a director, officer, employee or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent permitted by the DGCL, against all expenses, liability and loss (including attorneys' fees, judgments, fines, special excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith.

  ZaZa Petroleum Management, LLC and ZaZa LLC

        ZaZa Petroleum Management, LLC ("ZaZa Management") and ZaZa LLC are Texas limited liability companies. Section 8.101 of the Texas Business Organizations Code (the "TBOC"), provides generally that a person sued as a manager, officer, employee or agent of a limited liability company, or while serving at the request of the limited liability company as a manager, officer, partner, employee, agent, or similar functionary of another enterprise, may be indemnified by the limited liability company against judgments, penalties, fines, settlements and reasonable expenses if it is determined that such person has conducted himself in good faith and reasonably believed, in the case of conduct in his official capacity with the limited liability company, that his conduct was in the limited liability company's best interests, and in all other cases, that his conduct was at least not opposed to the limited liability company's best interests and, in the case of any criminal proceeding, that such person had no reasonable cause to believe his conduct was unlawful. Indemnification of a person found liable to the limited liability company or found liable on the basis that personal benefit was improperly received by him is limited to reasonable expenses actually incurred by the person in connection with the proceeding and shall not be made if the person is found liable for willful or intentional misconduct in the performance of his duty to the limited liability company, for breach of the duty of loyalty, or for an act of omission not committed in good faith that constitutes a breach of a duty owed to the limited liability company. Indemnification is mandatory, however, in the case of such person being wholly successful, on the merits or otherwise, in the defense of the proceeding.

        Section 7.001 of the TBOC provides that a limited liability company's certificate of formation or company agreement may limit or eliminate a manager's liability for monetary damages to the limited liability company or its members for an act or omission in the manager's capacity as a manager, except that no limitation or elimination of liability is permitted to the extent the manager is found liable for a breach of the duty of loyalty, an act or omission not in good faith that constitutes a breach of a duty to the limited liability company or that involves intentional misconduct or a knowing violation of the law, a transaction involving an improper personal benefit to the manager, or an act or omission for which liability is expressly provided by an applicable statute.

        The amended and restated company agreement of ZaZa Management states that the company will indemnify each member, manager and officer that was, is, or is threatened to be made party to any threatened, pending, or completed action, suit, or proceeding, any appeal thereof, or any inquiry or investigation preliminary thereto, by reason of the fact that such person is or was a member, manager or officer of the company, to the fullest extent permitted by the TBOC.

ITEM 16.    EXHIBITS.

Exhibit Number	Description of Document
*1.1	Form of underwriting or purchase agreement.
2.1
Agreement and Plan of Merger and Contribution, dated August 9, 2011, by and among Toreador Resources Corporation, ZaZa Energy, LLC, ZaZa Energy Corporation and Thor Merger Sub Corporation (incorporated by reference to Exhibit 2.1 to Toreador Resources Corporation's Current Report on Form 8-K filed August 10, 2011).
2.2
Amendment No. 1 to the Agreement and Plan of Merger and Contribution, dated November 10, 2011, by and among Toreador Resources Corporation, ZaZa Energy, LLC, ZaZa Energy Corporation and Thor Merger Sub Corporation (incorporated by reference to Exhibit 2.4 to ZaZa Energy Corporation's Form S-4/A (333-177264) filed November 21, 2011).
2.3
Amendment No. 2 to the Agreement and Plan of Merger and Contribution, dated February 21, 2012, by and among Toreador Resources Corporation, ZaZa Energy, LLC, ZaZa Energy Corporation and Thor Merger Sub Corporation (incorporated by reference to Exhibit 2.3 of ZaZa Energy Corporation's Current Report on Form 8-K filed February 22, 2012).
2.4
Contribution Agreement, dated August 9, 2011, by and among Blackstone Oil & Gas, LLC, Omega Energy Corp., Lara Energy, Inc. and ZaZa Energy Corporation (incorporated by reference to Exhibit 2.2 to Toreador Resources Corporation's Current Report on Form 8-K filed August 10, 2011).
2.5
Amendment No. 1 to the Contribution Agreement, dated November 10, 2011, by and among Blackstone Oil & Gas, LLC, Omega Energy Corp., Lara Energy, Inc. and ZaZa Energy Corporation, and consented to and agreed to by Toreador Resources Corporation (incorporated by reference to Exhibit 2.5 to ZaZa Energy Corporation's Form S-4/A (333-177264) filed November 21, 2011).
2.6
Net Profits Interests Contribution Agreement, dated August 9, 2011, by and among the holders of net profits interests of ZaZa Energy, LLC and ZaZa Energy Corporation (incorporated by reference to Exhibit 2.3 to Toreador Resources Corporation's Current Report on Form 8-K filed August 10, 2011).
4.1	Restated Certificate of Incorporation of ZaZa Energy Corporation (incorporated by reference to Exhibit 3.1 of ZaZa Energy Corporation's Current Report on Form 8-K filed February 22, 2012).
4.2	Amended and Restated Bylaws of ZaZa Energy Corporation (incorporated by reference to Exhibit 3.2 of ZaZa Energy Corporation's Current Report on Form 8-K filed February 22, 2012).
4.3
Securities Purchase Agreement, dated as of February 21, 2012, by and among ZaZa Energy Corporation and purchasers thereunder, including MSDC ZEC Investments, LLC and Senator Sidecar Master Fund LP (incorporated by reference to Exhibit 4.1 of ZaZa Energy Corporation's Current Report on Form 8-K filed February 22, 2012).
4.4
Amendment and Waiver, dated June 8, 2012, to the Securities Purchase Agreement, dated February 21, 2012, among ZaZa Energy Corporation and the purchasers party thereto (incorporated by reference to Exhibit 10.3 of ZaZa Energy Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012).

Exhibit Number	Description of Document
4.5	Waiver and Amendment No. 2, dated July 25, 2012, to the Securities Purchase Agreement, dated February 21, 2012, among ZaZa Energy Corporation and the purchasers party thereto (incorporated by reference to Exhibit 10.7 of ZaZa Energy Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012).
4.6
Waiver and Amendment No. 3, dated October 16, 2012, to the Securities Purchase Agreement, dated February 21, 2012, among ZaZa Energy Corporation and the purchasers party thereto (incorporated by reference to Exhibit 4.4 of ZaZa Energy Corporation's Current Report on Form 8-K filed October 22, 2012).
4.7
Amendment No. 4, dated December 17, 2012, to the Securities Purchase Agreement, dated February 21, 2012, among ZaZa Energy Corporation and the purchasers party thereto (incorporated by reference to Exhibit 4.1 of ZaZa Energy Corporation's Current Report on Form 8-K filed December 21, 2012).
4.8
Amendment No. 5, dated March 28, 2013, to the Securities Purchase Agreement, dated February 21, 2012, among ZaZa Energy Corporation and the purchasers party thereto (incorporated by reference to Exhibit 10.6 of ZaZa Energy Corporation's Quarterly Report on Form 10-Q filed May 15, 2013).
4.9
Form of Secured Notes issued pursuant to the Securities Purchase Agreement, dated as of February 21, 2012, by and among ZaZa Energy Corporation and purchasers thereunder, including MSDC ZEC Investments, LLC and Senator Sidecar Master Fund LP (incorporated by reference to Exhibit 4.2 of ZaZa Energy Corporation's Current Report on Form 8-K filed February 22, 2012).
4.10
Form of Note Purchase Agreement, dated as of October 16, 2012, by and among ZaZa Energy Corporation and purchasers thereunder (incorporated by reference to Exhibit 4.1 of ZaZa Energy Corporation's Current Report on Form 8-K filed October 22, 2012).
4.11
Indenture, dated as of October 22, 2012, by and among ZaZa Energy Corporation, the Guarantors named therein, and Wilmington Trust, National Association, as trustee thereunder (incorporated by reference to Exhibit 4.2 of ZaZa Energy Corporation's Current Report on Form 8-K filed October 22, 2012).
4.12	Form of 9% Convertible Senior Notes due 2017 of ZaZa Energy Corporation (incorporated by reference to Exhibit 4.3 of ZaZa Energy Corporation's Current Report on Form 8-K filed October 22, 2012).
4.13
Subordination Agreement, dated as of February 21, 2012, by and among Blackstone Oil & Gas, LLC, Omega Energy Corp., Lara Energy, Inc., Todd A. Brooks, John E. Hearn, Jr., and Gaston L. Kearby, U.S. Bank National Association, as collateral agent, the Purchasers of the Notes and ZaZa Energy Corporation (incorporated by reference to Exhibit 10.3 of ZaZa Energy Corporation's Current Report on Form 8-K filed on February 22, 2012).
4.14
Amended and Restated Subordination Agreement, dated June 8, 2012, among ZaZa Energy Corporation, the purchasers party to the Securities Purchase Agreement dated February 21, 2012, Todd A. Brooks, John E. Hearn, Jr., Gaston L. Kearby, Omega Energy, LLC, Blackstone Oil & Gas, LLC, and Lara Energy, Inc. (incorporated by reference to Exhibit 10.4 of ZaZa Energy Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012).

Exhibit Number		Description of Document
4.15		Form of Subordinated Promissory Note, dated February 21, 2012, issued to Blackstone Oil & Gas, LLC, Omega Energy Corp., Lara Energy, Inc., Todd A. Brooks, John E. Hearn, Jr., and Gaston L. Kearby (incorporated by reference to Exhibit 4.4 of ZaZa Energy Corporation's Current Report on Form 8-K filed February 22, 2012).
4.16
Lock-Up Agreement, dated as of February 21, 2012, by and between the Restricted Stockholders (as defined therein) and ZaZa Energy Corporation (incorporated by reference to Exhibit 10.4 of ZaZa Energy Corporation's Current Report on Form 8-K filed on February 22, 2012).
4.17
Amended and Restated Lock-Up Agreement, dated as of March 28, 2013, by and between the Restricted Stockholders (as defined therein) and ZaZa Energy Corporation (incorporated by reference to Exhibit 10.8 of ZaZa Energy Corporation's Quarterly Report on Form 10-Q filed on May 15, 2013).

4.18	**	Restated Certificate of Incorporation of Toreador Resources Corporation

4.19	**	Fourth Amended and Restated Bylaws of Toreador Resources Corporation

4.20	**	Certificate of Formation of ZaZa Energy, LLC

4.21	*	Amended and Restated Company Agreement of ZaZa Energy, LLC

4.22	**	Certificate of Incorporation of ZaZa Holdings, Inc.

4.23	**	Bylaws of ZaZa Holdings, Inc.

4.24	**	Form of Amended and Restated Certificate of Formation of ZaZa Petroleum Management, LLC

4.25	**	Amended and Restated Company Agreement of ZaZa Petroleum Management, LLC

4.26	**	Form of Senior Indenture between ZaZa Energy Corporation and the trustee.

4.27	**	Form of Subordinated Indenture between ZaZa Energy Corporation and the trustee.

4.28	*	Form of Senior Debt Securities.

4.29	*	Form of Subordinated Debt Securities.

4.30	*	Form of Certificate of Designation of Preferred Stock.

4.31	*	Form of Subscription Rights Certificate.

4.32	*	Form of Warrant.

4.33	*	Form of Depositary Agreement.

4.34	*	Form of Purchase Contract.

4.35	*	Form of Unit.

5.1	*	Opinion of Sidley Austin LLP.

12.1	**	Computation of Ratio of Earnings to Fixed Charges.

23.1	**	Consent of Ernst & Young, LLP.

23.2	**	Consent of Ryder Scott Company, L.P.

23.3	**	Consent of Rex Morris.

Exhibit Number		Description of Document
23.4	*	Consent of Sidley Austin LLP (included in Exhibit 5.1).

24.1	**	Power of Attorney.

+25.1		Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, by the trustee under the Indenture.

+25.2		Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, by the trustee under the Subordinated Indenture.

*
To be filed by an amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated herein by reference.

+To be filed in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.

**
Filed herewith.

ITEM 17.    UNDERTAKINGS.

        (a)   Each undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

            (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   If the securities being registered are offered to existing security holders pursuant to warrants or subscription rights and any securities not taken by security holders are to be reoffered to the public, the undersigned registrant undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

        (d)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (e)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 12, 2013.

ZAZA ENERGY CORPORATION
By:	/s/ TODD A. BROOKS Todd A. Brooks President & Chief Executive Officer

        Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TODD A. BROOKS Todd A. Brooks	Executive Director, President & Chief Executive Officer (Principal Executive Officer)	November 12, 2013
/s/ IAN H. FAY Ian H. Fay	Chief Financial Officer (Principal Financial Officer)	November 12, 2013
/s/ PAUL F. JANSEN Paul F. Jansen	Chief Accounting Officer (Principal Accounting Officer)	November 12, 2013
* Travis H. Burris	Director	November 12, 2013
* John E. Hearn Jr.	Director	November 12, 2013
* Gaston L. Kearby	Director	November 12, 2013
* A. Haag Sherman	Director	November 12, 2013
* Herbert C. Williamson III	Director	November 12, 2013

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-3 pursuant to the Powers of Attorney executed by the above-named officers and directors of the Registrant and filed with the Securities and Exchange Commission on behalf of such officers and directors.

By:	/s/ SCOTT GAILLE Scott Gaille Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 12, 2013.

TOREADOR RESOURCES CORPORATION
By:	/s/ TODD A. BROOKS Todd A. Brooks President & Assistant Secretary

Signature	Title	Date

/s/ TODD A. BROOKS Todd A. Brooks	Director, President & Assistant Secretary (Principal Executive Officer)	November 12, 2013
/s/ IAN H. FAY Ian H. Fay	Vice President (Principal Financial Officer and Principal Accounting Officer)	November 12, 2013
/s/ SCOTT GAILLE Scott Gaille	Director, Vice President	November 12, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 12, 2013.

ZAZA ENERGY, LLC
By:	/s/ TODD A. BROOKS Todd A. Brooks Manager

Signature	Title	Date

/s/ TODD A. BROOKS Todd A. Brooks	Manager, President & Chief Executive Officer (Principal Executive Officer)	November 12, 2013
/s/ IAN H. FAY Ian H. Fay	Manager, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 12, 2013
/s/ SCOTT GAILLE Scott Gaille	Manager, Chief Compliance Officer & General Counsel	November 12, 2013

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 12, 2013.

ZAZA HOLDINGS, INC.
By:	/s/ TODD A. BROOKS Todd A. Brooks Chief Executive Officer

Signature	Title	Date

/s/ TODD A. BROOKS Todd A. Brooks	Director, Chief Executive Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	November 12, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 12, 2013.

ZAZA PETROLEUM MANAGEMENT, LLC.
By:	/s/ TODD A. BROOKS Todd A. Brooks Manager

Signature	Title	Date

/s/ TODD A. BROOKS Todd A. Brooks	Manager, President & Chief Executive Officer (Principal Executive Officer)	November 12, 2013
/s/ IAN H. FAY Ian H. Fay	Manager, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 12, 2013
/s/ SCOTT GAILLE Scott Gaille	Manager, Chief Compliance Officer & General Counsel	November 12, 2013

EXHIBIT INDEX

Exhibit Number	Description of Document
*1.1	Form of underwriting or purchase agreement.
2.1
Agreement and Plan of Merger and Contribution, dated August 9, 2011, by and among Toreador Resources Corporation, ZaZa Energy, LLC, ZaZa Energy Corporation and Thor Merger Sub Corporation (incorporated by reference to Exhibit 2.1 to Toreador Resources Corporation's Current Report on Form 8-K filed August 10, 2011).
2.2
Amendment No. 1 to the Agreement and Plan of Merger and Contribution, dated November 10, 2011, by and among Toreador Resources Corporation, ZaZa Energy, LLC, ZaZa Energy Corporation and Thor Merger Sub Corporation (incorporated by reference to Exhibit 2.4 to ZaZa Energy Corporation's Form S-4/A (333-177264) filed November 21, 2011).
2.3
Amendment No. 2 to the Agreement and Plan of Merger and Contribution, dated February 21, 2012, by and among Toreador Resources Corporation, ZaZa Energy, LLC, ZaZa Energy Corporation and Thor Merger Sub Corporation (incorporated by reference to Exhibit 2.3 of ZaZa Energy Corporation's Current Report on Form 8-K filed February 22, 2012).
2.4
Contribution Agreement, dated August 9, 2011, by and among Blackstone Oil & Gas, LLC, Omega Energy Corp., Lara Energy, Inc. and ZaZa Energy Corporation (incorporated by reference to Exhibit 2.2 to Toreador Resources Corporation's Current Report on Form 8-K filed August 10, 2011).
2.5
Amendment No. 1 to the Contribution Agreement, dated November 10, 2011, by and among Blackstone Oil & Gas, LLC, Omega Energy Corp., Lara Energy, Inc. and ZaZa Energy Corporation, and consented to and agreed to by Toreador Resources Corporation (incorporated by reference to Exhibit 2.5 to ZaZa Energy Corporation's Form S-4/A (333-177264) filed November 21, 2011).
2.6
Net Profits Interests Contribution Agreement, dated August 9, 2011, by and among the holders of net profits interests of ZaZa Energy, LLC and ZaZa Energy Corporation (incorporated by reference to Exhibit 2.3 to Toreador Resources Corporation's Current Report on Form 8-K filed August 10, 2011).
4.1	Restated Certificate of Incorporation of ZaZa Energy Corporation (incorporated by reference to Exhibit 3.1 of ZaZa Energy Corporation's Current Report on Form 8-K filed February 22, 2012).
4.2	Amended and Restated Bylaws of ZaZa Energy Corporation (incorporated by reference to Exhibit 3.2 of ZaZa Energy Corporation's Current Report on Form 8-K filed February 22, 2012).
4.3
Securities Purchase Agreement, dated as of February 21, 2012, by and among ZaZa Energy Corporation and purchasers thereunder, including MSDC ZEC Investments, LLC and Senator Sidecar Master Fund LP (incorporated by reference to Exhibit 4.1 of ZaZa Energy Corporation's Current Report on Form 8-K filed February 22, 2012).
4.4
Amendment and Waiver, dated June 8, 2012, to the Securities Purchase Agreement, dated February 21, 2012, among ZaZa Energy Corporation and the purchasers party thereto (incorporated by reference to Exhibit 10.3 of ZaZa Energy Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012).

Exhibit Number	Description of Document
4.5	Waiver and Amendment No. 2, dated July 25, 2012, to the Securities Purchase Agreement, dated February 21, 2012, among ZaZa Energy Corporation and the purchasers party thereto (incorporated by reference to Exhibit 10.7 of ZaZa Energy Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012).
4.6
Waiver and Amendment No. 3, dated October 16, 2012, to the Securities Purchase Agreement, dated February 21, 2012, among ZaZa Energy Corporation and the purchasers party thereto (incorporated by reference to Exhibit 4.4 of ZaZa Energy Corporation's Current Report on Form 8-K filed October 22, 2012).
4.7
Amendment No. 4, dated December 17, 2012, to the Securities Purchase Agreement, dated February 21, 2012, among ZaZa Energy Corporation and the purchasers party thereto (incorporated by reference to Exhibit 4.1 of ZaZa Energy Corporation's Current Report on Form 8-K filed December 21, 2012).
4.8
Amendment No. 5, dated March 28, 2013, to the Securities Purchase Agreement, dated February 21, 2012, among ZaZa Energy Corporation and the purchasers party thereto (incorporated by reference to Exhibit 10.6 of ZaZa Energy Corporation's Quarterly Report on Form 10-Q filed May 15, 2013).
4.9
Form of Secured Notes issued pursuant to the Securities Purchase Agreement, dated as of February 21, 2012, by and among ZaZa Energy Corporation and purchasers thereunder, including MSDC ZEC Investments, LLC and Senator Sidecar Master Fund LP (incorporated by reference to Exhibit 4.2 of ZaZa Energy Corporation's Current Report on Form 8-K filed February 22, 2012).
4.10
Form of Note Purchase Agreement, dated as of October 16, 2012, by and among ZaZa Energy Corporation and purchasers thereunder (incorporated by reference to Exhibit 4.1 of ZaZa Energy Corporation's Current Report on Form 8-K filed October 22, 2012).
4.11
Indenture, dated as of October 22, 2012, by and among ZaZa Energy Corporation, the Guarantors named therein, and Wilmington Trust, National Association, as trustee thereunder (incorporated by reference to Exhibit 4.2 of ZaZa Energy Corporation's Current Report on Form 8-K filed October 22, 2012).
4.12	Form of 9% Convertible Senior Notes due 2017 of ZaZa Energy Corporation (incorporated by reference to Exhibit 4.3 of ZaZa Energy Corporation's Current Report on Form 8-K filed October 22, 2012).
4.13
Subordination Agreement, dated as of February 21, 2012, by and among Blackstone Oil & Gas, LLC, Omega Energy Corp., Lara Energy, Inc., Todd A. Brooks, John E. Hearn, Jr., and Gaston L. Kearby, U.S. Bank National Association, as collateral agent, the Purchasers of the Notes and ZaZa Energy Corporation (incorporated by reference to Exhibit 10.3 of ZaZa Energy Corporation's Current Report on Form 8-K filed on February 22, 2012).
4.14
Amended and Restated Subordination Agreement, dated June 8, 2012, among ZaZa Energy Corporation, the purchasers party to the Securities Purchase Agreement dated February 21, 2012, Todd A. Brooks, John E. Hearn, Jr., Gaston L. Kearby, Omega Energy, LLC, Blackstone Oil & Gas, LLC, and Lara Energy, Inc. (incorporated by reference to Exhibit 10.4 of ZaZa Energy Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012).
4.15
Form of Subordinated Promissory Note, dated February 21, 2012, issued to Blackstone Oil & Gas, LLC, Omega Energy Corp., Lara Energy, Inc., Todd A. Brooks, John E. Hearn, Jr., and Gaston L. Kearby (incorporated by reference to Exhibit 4.4 of ZaZa Energy Corporation's Current Report on Form 8-K filed February 22, 2012).

Exhibit Number		Description of Document
4.16		Lock-Up Agreement, dated as of February 21, 2012, by and between the Restricted Stockholders (as defined therein) and ZaZa Energy Corporation (incorporated by reference to Exhibit 10.4 of ZaZa Energy Corporation's Current Report on Form 8-K filed on February 22, 2012).
4.17
Amended and Restated Lock-Up Agreement, dated as of March 28, 2013, by and between the Restricted Stockholders (as defined therein) and ZaZa Energy Corporation (incorporated by reference to Exhibit 10.8 of ZaZa Energy Corporation's Quarterly Report on Form 10-Q filed on May 15, 2013).

4.18	**	Restated Certificate of Incorporation of Toreador Resources Corporation

4.19	**	Fourth Amended and Restated Bylaws of Toreador Resources Corporation

4.20	**	Certificate of Formation of ZaZa Energy, LLC

4.21	*	Amended and Restated Company Agreement of ZaZa Energy, LLC

4.22	**	Certificate of Incorporation of ZaZa Holdings, Inc.

4.23	**	Bylaws of ZaZa Holdings, Inc.

4.24	**	Form of Amended and Restated Certificate of Formation of ZaZa Petroleum Management, LLC

4.25	**	Amended and Restated Company Agreement of ZaZa Petroleum Management, LLC

4.26	**	Form of Senior Indenture between ZaZa Energy Corporation and the trustee.

4.27	**	Form of Subordinated Indenture between ZaZa Energy Corporation and the trustee.

4.28	*	Form of Senior Debt Securities.

4.29	*	Form of Subordinated Debt Securities.

4.30	*	Form of Certificate of Designation of Preferred Stock.

4.31	*	Form of Subscription Rights Certificate.

4.32	*	Form of Warrant.

4.33	*	Form of Depositary Agreement.

4.34	*	Form of Purchase Contract.

4.35	*	Form of Unit.

5.1	*	Opinion of Sidley Austin LLP.

12.1	**	Computation of Ratio of Earnings to Fixed Charges.

23.1	**	Consent of Ernst & Young, LLP.

23.2	**	Consent of Ryder Scott Company, L.P.

23.3	**	Consent of Rex Morris.

23.4	*	Consent of Sidley Austin LLP (included in Exhibit 5.1).

24.1	**	Power of Attorney.

+25.1		Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, by the trustee under the Indenture.

Exhibit Number	Description of Document
+25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, by the trustee under the Subordinated Indenture.

*
To be filed by an amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated herein by reference.

+
To be filed in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.

**
Filed herewith.